EXHIBIT 99

For Immediate Release

Thursday, July 12, 2007

Contact:	David G. Ratz, Executive Vice President
(740) 286-3283

Oak Hill Financial Reports 2nd Quarter Results

Jackson, Ohio -- Oak Hill Financial, Inc. (Nasdaq GS: OAKF) today reported net earnings (U.S. GAAP) for the three months ended June 30, 2007 of $4,613,000, or $0.86 per diluted share. The second quarter 2007 earnings compare to the $2,994,000, or $0.54 per diluted share, in net earnings that the company recorded for the quarter ended June 30, 2006, and to the $2,613,000, or $0.48 per diluted share, in net earnings reported for the first quarter of 2007.

For the six months ended June 30, 2007, Oak Hill Financial recorded net earnings (U.S. GAAP) of $7,226,000, or $1.34 per diluted share, as compared to the $6,488,000, or $1.16 per diluted share, in net earnings for the first six months of 2006.

The net earnings for the second quarter and first six months of 2007 include a $1,648,000 non-taxable gain on bank-owned life insurance. Excluding this item, the company’s net income was $2,965,000, or $0.55 per diluted share, for the second quarter of 2007 and $5,578,000, or $1.03 per diluted share, for the first six months of 2007.

The company’s total assets ended the second quarter of 2007 at $1.29 billion, as compared to the $1.26 billion in total assets recorded at June 30, 2006. Net loans at June 30, 2007 were $1.03 billion, which was essentially unchanged from June 30, 2006.

Reviewing Oak Hill Financial’s second quarter results, President and CEO R. E. Coffman, Jr. said, “We continue to make progress in growing our revenues and bottom line. On a linked-quarter basis, operating revenues in the second quarter were up 7%. We had a strong increase in non-interest income, and net interest income increased as well. Although we continue to experience pressure on the net interest margin, the margin in the second quarter was in line with our expectations. While the increase in revenues was offset somewhat by higher operating expenses, operating earnings for the second quarter were still up over 13% as compared to the first quarter.”

Coffman continued, “Loan volume was moderate during the quarter, but we did have some loan payoffs and we sold $2.3 million in classified loans, both of which affected our overall loan totals. Going forward, we continue to work diligently on reducing our nonperforming loans, and we remain optimistic that we will be able to further improve this area.”

Key Issue Review and Outlook

Net Interest Margin– Net interest margin for the second quarter was 3.19%, as compared to the 3.34% posted in the second quarter of 2006 and the 3.24% recorded for the first quarter of 2007. The current interest rate environment continues to affect asset yields, although liability costs have leveled off, which in turn has brought some degree of stabilization to the margin in recent months.

Operating Expenses– Non-interest expenses from continuing operations were 2.76% of average assets for the second quarter of 2007, which compares to 2.64% for the second quarter of 2006 and 2.63% for the first quarter of 2007. On a linked-quarter basis, the increase in operating expenses was due primarily to increases in credit and collections expense and mark-to-market adjustments related to interest rate swaps. The company’s efficiency ratio from operations for the second quarter of 2007 was 66.0%, as compared to 59.8% in the prior year’s quarter and 63.4% in the first quarter of 2007.

Non-Interest Income– Non-interest income from operations, which excludes the $1.6 million nontaxable gain on bank-owned life insurance mentioned earlier in this release, was $3.5 million in the second quarter, which was comparable to the second quarter of 2006 and an increase of 28.0% over the first quarter of 2007. The linked-quarter growth in non-interest income from operations resulted primarily from increases in deposit service charges and insurance and investment services commissions, and lower losses on sale of other real estate owned (OREO). Offsetting the linked quarter increase was increased amortization and impairment of mortgage servicing rights, which the company accounts for as a reduction in other non-interest income.

Asset Quality– At the end of the second quarter, the nonperforming loans/total loans and nonperforming assets/total assets ratios were 1.38% and 1.30%, respectively, as compared to the 1.36% and 1.31%, respectively, recorded at March 31, 2007. During the second quarter, the company sold three adversely classified, but still performing, loans totaling $2.3 million and disposed of $324,000 of OREO. Going forward, the company intends to pursue additional sales of nonperforming and classified loans and assets.

The company’s net charge-offs (non-annualized) were 0.06% of average loans for the second quarter of 2007, as compared to 0.04% in the first quarter. Nearly 33% of the company’s net charge-offs for the second quarter were the result of the sale of the classified loans. Annualized net charge-offs were 0.19% through the first six months of 2007, which is in line with its historical range of 0.20% to 0.25%. However, the potential disposition of nonperforming loans could effect future net charge-offs.

Consistent with generally accepted accounting principles and regulatory guidelines, the company uses various formulas to determine its allowance for loan and lease losses (ALLL). The methodology takes into consideration charge-offs as well as the rated quality of the company’s loans based on loan review grades and the types and amounts of loans comprising the portfolio, while allowing some discretion by management to make adjustments based on near-term economic conditions. Using this methodology, the loans involved in the second quarter loan sales had previously been allocated specific amounts for expected losses in the ALLL. As a result, management’s most recent analysis of the above factors indicated that an ALLL/total loans ratio of 1.22% was appropriate at June 30, 2007.

Asset/Loan Growth– Oak Hill Financial’s total assets and net loans were essentially flat during the second quarter as moderate loan volume was offset by the payoff of several commercial real estate loans and the classified loan sale. In addition, management continues to maintain tighter underwriting standards and a conservative approach to loan pricing.

Total deposits on a linked-quarter basis were also flat, with growth in money market and interest bearing transaction accounts offset by declines in non-core interest bearing deposits as the company allowed maturing brokered deposits and other large time deposits to run off without replacement.

Oak Hill Financial is a financial holding company headquartered in Jackson, Ohio. Its subsidiary, Oak Hill Banks, operates 36 full-service banking offices and one bank loan production office in 15 counties across southern and central Ohio. A second subsidiary, Oak Hill Financial Insurance Agency, provides group health plans, benefits administration, and other insurance services to business and public-sector organizations throughout the same region. The company also holds 49% of Oak Hill Title Agency, LLC, which provides title services for commercial and residential real estate transactions. Additional information about Oak Hill Financial can be found on the company’s website at www.oakf.com.

Forward-Looking Statements Disclosure

This release contains certain forward-looking statements related to the future performance and condition of Oak Hill Financial, Inc. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the company’s current condition and management’s understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the company’s future results are set forth in the periodic reports and registration statements filed by the company with the Securities and Exchange Commission.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
July 12, 2007 Press Release

	At June 30,
(In thousands, except share data)	2007	2006

SUMMARY OF FINANCIAL CONDITION

Total assets	$1,287,263	$1,262,771
Interest-bearing deposits and federal funds sold	1,927	3,431
Investment securities	160,385	143,124
Loans receivable – net	1,027,954	1,023,629
Deposits	958,200	978,038
Federal Home Loan Bank advances and other borrowings	228,174	190,083
Stockholders’ equity	95,440	90,246

The Company discloses net earnings, diluted earnings per share and certain performance ratios adjusted for non-recurring items.  Management believes that presenting this information is an additional measure of performance that investors can use to compare operating results between reporting periods.  These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States of America (“U.S. GAAP”).  In accordance with Securities and Exchange Commission Regulation G, reconciliation of the Company’s U.S. GAAP information to its operating information is presented in the tables below.

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except share data)	2007	2006	2007	2006

RECONCILIATION OF NON-GAAP NET EARNINGS,
DILUTED EARNINGS PER SHARE AND OTHER PERFORMANCE MEASURES

Net earnings (U.S. GAAP)	$4,613	$2,994	$7,226	$6,488

Non-recurring items:
Non-taxable gain on bank owned life insurance	(1,648)	–	(1,648)	–
Net earnings from operations	$2,965	$2,994	$5,578	$6,488

Diluted earnings per share (U.S. GAAP)	$0.86	$0.54	$1.34	$1.16

Non-recurring items:
Non-taxable gain on bank owned life insurance	(0.31)	–	(0.31)	–
Diluted earnings per share from operations	$0.55	$0.54	$1.03	$1.16

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
July 12, 2007 Press Release

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except share data)	2007	2006	2007	2006

RECONCILIATION OF NON-GAAP NET EARNINGS,
DILUTED EARNINGS PER SHARE AND OTHER PERFORMANCE MEASURES (continued)

Non-interest income (U.S. GAAP)	$5,159	$3,507	$7,903	$6,794

Non-recurring items:
Non-taxable gain on bank owned life insurance	(1,648)	–	(1,648)	–
Non-interest income from operations	$3,511	$3,507	$6,255	$6,794

SUMMARY OF OPERATIONS(1)

Interest income	$21,247	$19,647	$42,160	$38,618
Interest expense	11,903	10,127	23,548	19,407
Net interest income	9,344	9,520	18,612	19,211
Provision for losses on loans	282	1,073	825	1,273
Net interest income after provision for losses on loans	9,062	8,447	17,787	17,938
Gain on sale of loans	203	333	350	542
Commissions income	934	873	1,750	1,693
Other non-interest income	2,374	2,301	4,155	4,559
General, administrative and other expense	8,872	8,267	17,109	16,516
Earnings before federal income taxes	3,701	3,687	6,933	8,216
Federal income taxes	1,011	943	1,905	2,228
Federal new markets tax credit	(275)	(250)	(550)	(500)
Net earnings from operations	$2,965	$2,994	$5,578	$6,488

SELECTED PERFORMANCE RATIOS FROM OPERATIONS(1)

Diluted earnings per share	$0.55	$0.54	$1.03	$1.16
Return on average assets	0.92%	0.96%	0.88%	1.05%
Return on average equity	12.64%	13.01%	12.08%	14.05%
Efficiency ratio	66.02%	59.76%	64.73%	59.95%

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
July 12, 2007 Press Release

	For the		At or For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except share data)	2007	2006	2007	2006

PER SHARE INFORMATION (U.S. GAAP)

Basic earnings per share (2)	$0.86	$0.55	$1.35	$1.18
Diluted earnings per share (3)	$0.86	$0.54	$1.34	$1.16
Dividends per share	$0.21	$0.19	$0.42	$0.39
Book value per share			$17.85	$16.78

OTHER STATISTICAL AND OPERATING DATA (U.S. GAAP) (4)

Return on average assets	1.43%	0.96%	1.13%	1.05%
Return on average equity	19.66%	13.01%	15.65%	14.05%
Non-interest expense to average assets	2.76%	2.64%	2.69%	2.67%
Net interest margin (fully-taxable equivalent)	3.19%	3.34%	3.22%	3.41%
Total allowance for losses on loans to non-performing loans			88.82%	73.86%
Total allowance for losses on loans to total loans			1.22%	1.32%
Non-performing loans to total loans			1.38%	1.79%
Non-performing assets to total assets			1.30%	1.55%
Net charge-offs to average loans (actual for the period)	0.06%	0.11%	0.10%	0.12%
Net charge-offs to average loans (annualized)	0.23%	0.43%	0.19%	0.24%
Equity to assets at period end			7.41%	7.15%
Efficiency ratio	58.68%	59.76%	60.85%	59.95%

(1)	Does not include a $1.6 million non-taxable gain on bank owned life insurance for the three and six months ended June 30, 2007.
(2)	Based on 5,341,939, 5,457,931, 5,333,287 and 5,512,408 weighted-average shares outstanding for the three and six months ended June 30, 2007 and 2006, respectively.
(3)	Based on 5,398,471, 5,545,728, 5,395,478 and 5,606,204 weighted-average shares outstanding for the three and six months ended June 30, 2007 and 2006, respectively.
(4)	Annualized where appropriate.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
July 12, 2007 Press Release

	At June 30,
(In thousands, except share data)	2007	2006

SUPPLEMENTAL DETAIL

BALANCE SHEET – ASSETS

Cash and cash equivalents	22,128	24,754
Trading account securities	–	–
Securities available for sale	158,866	139,516
Securities held to maturity	1,519	3,608
Other securities	8,078	7,845
Total securities	168,463	150,969
Total cash and securities	190,591	175,723
Loans and leases held for investment (1)	1,037,258	1,033,359
Loans and leases held for sale (1)	239	455
Total loans and leases (1)	1,037,497	1,033,814
Allowance for losses on loans	12,748	13,678
Goodwill	8,485	7,935
Other intangible assets	2,720	3,556
Total intangible assets	11,205	11,491
Mortgage servicing rights	3,205	3,493
Purchased credit card relationships	–	–
Other real estate owned	2,375	1,018
Bank owned life insurance	13,038	13,216
Other assets	42,100	37,694
Total assets	1,287,263	1,262,771

BALANCE SHEET – LIABILITIES

Deposits	958,200	978,038
Borrowings	205,174	167,083
Other liabilities	5,441	4,396
Total liabilities	1,168,815	1,149,517
Redeemable preferred stock	–	–
Trust preferred securities	23,000	23,000
Minority interests	8	8
Other mezzanine level items	–	–
Total mezzanine level items	23,008	23,008
Total liabilities and mezzanine level items	1,191,823	1,172,525

BALANCE SHEET – EQUITY

Preferred equity	–	–
Common equity	95,440	90,246
MEMO ITEM: Net unrealized gain (loss) on securities
available for sale, net of tax	(1,219)	(1,817)
End of period shares outstanding (2)	5,345,554	5,379,756
Options outstanding	384,233	453,583
Treasury shares held by the Company	529,080	484,878

(1)	Data is net of unearned interest, gross of allowance for losses on loans
(2)	Excludes treasury shares

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
July 12, 2007 Press Release

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except share data)	2007	2006	2007	2006

SUPPLEMENTAL DETAIL (continued)

Repurchase plan announced?	No	No	No	Yes
Number of shares to be repurchased in plan(1)	N/A	N/A	N/A	278,000
Number of shares repurchased during the period(1)	N/A	175,200	N/A	249,655
Average price of shares repurchased(1)	N/A	$27.94	N/A	$29.16

INCOME STATEMENT

Interest income	21,247	19,647	42,160	38,618
Interest expense	11,903	10,127	23,548	19,407
Net interest income	9,344	9,520	18,612	19,211
Net interest income (fully-taxable equivalent)	9,694	9,888	19,320	19,962
Provision for losses on loans	282	1,073	825	1,273
Non-recurring expense:
Merger-related expenses	–	–	–	–
Trading account income	–	–	–	–
Foreign exchange income	–	–	–	–
Trust income	–	–	–	–
Commissions income	934	873	1,750	1,693
Service charges on deposits	1,570	1,358	2,800	2,565
Gain on sale of loans	203	333	350	542
Gain on investment securities transactions	34	(35)	121	104
Other non-interest income	2,418	978	2,882	1,890
Total non-interest income	5,159	3,507	7,903	6,794
Employee compensation and benefits	4,472	4,104	8,918	8,404
Occupancy and equipment expense	1,137	987	2,301	1,980
Foreclosed property expense	–	–	–	–
Amortization of intangibles	175	229	391	512
Other general, administrative and other expense	3,088	2,947	5,499	5,620
Total non-interest expenses	8,872	8,267	17,109	16,516
Net income before taxes	5,349	3,687	8,581	8,216
Federal income taxes	1,011	943	1,905	2,228
Federal new markets tax credit	(275)	(250)	(550)	(500)
Net income before extraordinary items	4,613	2,994	7,226	6,488
Extraordinary items	–	–	–	–
Net income	4,613	2,994	7,226	6,488

CHARGE-OFFS

Loan charge-offs	815	1,475	1,456	2,214
Recoveries on loans	218	373	454	966
Net loan charge-offs	597	1,102	1,002	1,248

AVERAGE BALANCE SHEET

Average loans and leases	1,045,777	1,034,614	1,042,025	1,032,165
Average other earning assets	172,243	151,785	168,998	148,194

(1)
There were 52,055 shares repurchased at an average price of $32.40 under the plan announced on May 26, 2005. These shares completed the plan, and a new plan was announced on February 21, 2006. There were 175,200 and 197,600 shares repurchased at an average price of $27.94 and $28.29 for the three and six months ended June 30, 2006 under the new plan.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
July 12, 2007 Press Release

	For the		At or For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except share data)	2007	2006	2007	2006

SUPPLEMENTAL DETAIL (continued)

AVERAGE BALANCE SHEET (continued)

Average total earning assets	1,218,020	1,186,399	1,211,023	1,180,359
Average total assets	1,291,111	1,253,840	1,284,018	1,246,153
Average non-interest bearing deposits	95,409	92,624	93,356	92,584
Average total time deposits	520,651	554,193	519,353	563,411
Average other interest-bearing deposits	349,762	335,037	342,423	322,825
Average total interest-bearing deposits	870,413	889,230	861,776	886,236
Average borrowings	226,931	175,142	231,300	170,071
Average interest-bearing liabilities	1,097,344	1,064,372	1,093,076	1,056,307
Average preferred equity	–	–	–	–
Average common equity	94,114	92,270	93,122	93,138

ASSET QUALITY AND OTHER DATA

Non-accrual loans			14,183	16,538
Renegotiated loans			–	–
Loans 90+ days past due and still accruing			169	1,979
Total non-performing loans			14,352	18,517
Other real estate owned			2,375	1,018
Total non-performing assets			16,727	19,535

ADDITIONAL DATA

1 – 4 family mortgage loans serviced for others			227,758	241,465
Proprietary mutual fund balances			–	–
Fair value of securities held to maturity			1,804	3,780
Full-time equivalent employees			425	438
Total number of full-service banking offices			36	36
Total number of bank and thrift subsidiaries			1	1
Total number of ATMs			42	41

LOANS RECEIVABLE

1 – 4 family residential			228,624	237,203
Home equity			40,694	43,385
Multi-family residential			39,297	41,789
Commercial real estate			419,222	391,000
Construction and land development			55,558	55,311
Commercial and other			155,549	152,494
Consumer			96,201	110,478
Credit cards			2,352	2,154
Loans receivable – gross			1,037,497	1,033,814
Unearned interest			–	–
Loans receivable – net of unearned interest			1,037,497	1,033,814
Allowance for losses on loans			(12,748)	(13,678)
Loans receivable – net (1)			1,024,749	1,020,136

(1)	Does not include mortgage servicing rights.

Oak Hill Financial, Inc.
SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)
July 12, 2007 Press Release

	For the		At or For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except share data)	2007	2006	2007	2006

SUPPLEMENTAL DETAIL (continued)

DEPOSITS

Transaction accounts
Non-interest bearing			95,074	96,365
Interest-bearing			75,146	76,938
Savings accounts			48,037	56,599
Money market deposit accounts			225,863	203,209
Other core interest-bearing			384,748	432,686
Total core deposit accounts			828,868	865,797
Brokered deposits			38,339	46,366
Non-core interest-bearing accounts			90,993	65,875
Total deposits			958,200	978,038

Yield/average earning assets (fully-taxable equivalent)	7.11%	6.76%	7.14%	6.73%
Cost/average earning assets	3.92%	3.42%	3.92%	3.32%
Net interest income (fully-taxable equivalent)	3.19%	3.34%	3.22%	3.41%

NEW MARKETS TAX CREDIT

Qualified equity investment in Oak Hill Banks Community Development Corp.			20,000	20,000

	Aggregate
	QEI	New Markets Tax Credit
Year	Amount	2006	2007	2008	2009	2010	2011

2004	10,000	500	600	600	600	600	–
2005	10,000	500	500	600	600	600	600

Totals	20,000	1,000	1,100	1,200	1,200	1,200	600